EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-208571) of Avangrid, Inc. of our report dated April 1, 2016 relating to the consolidated balance sheet of UIL Holdings Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 10, 2017